UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549
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FORM 8-K
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Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported):  December 1, 2014
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THERAVANCE, INC.
(Exact Name of Registrant as Specified in its Charter)
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Delaware (State or Other Jurisdiction of Incorporation)	000-30319 (Commission File Number)	94-3265960 (I.R.S. Employer Identification Number)

951 Gateway Boulevard
South San Francisco, California 94080
(650) 238-9600
(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On December 1, 2014, GlaxoSmithKline plc (GSK) and Theravance, Inc. (Theravance) announced that ANORO® ELLIPTA® (umeclidinium/vilanterol) will be reimbursed via the Australian Pharmaceutical Benefits Scheme (PBS) as a long-term once-daily, maintenance bronchodilator treatment to relieve symptoms in adult patients with chronic obstructive pulmonary disease (COPD). The reimbursement will be effective beginning December 1, 2014.  ANORO® is a once-daily combination treatment comprising two bronchodilators, umeclidinium (UMEC), a long-acting muscarinic antagonist (LAMA), and vilanterol (VI), a long-acting beta2 agonist (LABA), in a single inhaler, the ELLIPTA®.  In addition, GSK and Theravance also announced that BREO® ELLIPTA® (fluticasone furoate/ vilanterol) will be added to the PBS listing for treatment of asthma and COPD beginning December 1, 2014.  BREO® is a combination of an inhaled corticosteroid, fluticasone furoate (FF) and a long-acting bronchodilator, VI, administered using the ELLIPTA®.  UMEC/VI and FF/VI have been developed under the 2002 LABA collaboration between Glaxo Group Limited and Theravance.  The press releases are filed as Exhibit 99.1 and Exhibit 99.2 to this report and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit	Description
Exhibit 99.1 Exhibit 99.2	ANORO® ELLIPTA® Press Release dated December 1, 2014 BREO® ELLIPTA® Press Release dated December 1, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERAVANCE, INC.

Date: December 1, 2014	By:	/s/ Michael W. Aguiar
Michael W. Aguiar
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.                                           Description
99.1	ANORO® ELLIPTA® Press Release dated December 1, 2014

99.2	BREO® ELLIPTA® Press Release dated December 1, 2014